                                                                    EXHIBIT 99.1


                                O.I. CORPORATION

                        2003 INCENTIVE COMPENSATION PLAN

1.       PURPOSE

The purpose of the O.I. Corporation 2003 Incentive Compensation Plan (the "Plan") is to advance the interests of O.I. Corporation ("OI" or the "Company") and its Affiliates (as defined below) by providing incentive awards to certain key employees and to members of the Board of Directors of the Company who are not also employees of the Company ("Non-Employee Directors") who contribute significantly to the performance of OI and its Affiliates. In addition, the Plan is intended to enhance the ability of OI and its Affiliates to attract and retain individuals of superior managerial ability and to motivate such key employees and Non-Employee Directors to exert their best efforts toward future progress and profitability of OI and its Affiliates.

For purposes of the Plan, an Affiliate shall be any corporation in which OI has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of stock in such corporation.

2.       ADMINISTRATION AND INTERPRETATION

         a. Administration. The Plan shall be administered by a committee (the "Committee") consisting of not less than two members of the Board of Directors of OI (the "Board") appointed by and serving at the pleasure of the Board. Each member of the Committee shall be a non-employee director as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Act"), if and as such rule is then in effect. The Board may, from time to time, appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may prescribe, amend and rescind rules and regulations for administration of the Plan and shall have full power and authority to construe and interpret the Plan. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at a meeting or the acts of a majority of the members evidenced in writing shall be the acts of the Committee. The Committee may correct any defect or any omission or reconcile any inconsistency in the Plan or in any award or grant made hereunder in the manner and to the extent it shall deem desirable.

         The Committee shall have the full and exclusive right, other than to Non-Employee Directors, to grant all stock options ("Options"), stock appreciation rights ("SARs"), awards of common stock of the Company, par value $0.10 per share ("Stock"), which may either be awards of Stock or restricted Stock ("Restricted Stock"), performance units ("Performance Units") and performance shares ("Performance Shares") under the Plan. The automatic grant of stock awards and Options to Non-Employee Directors shall only be made in accordance with Section 6 below. The Options, SARs, Stock awards, Performance Units and Performance Shares are collectively referred to as "Awards." In granting Awards, the Committee shall take into consideration the contribution the employee has made or may make to the success of OI or its Affiliates and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other employees of OI and its Affiliates with regard to these matters. In no event shall any employee, his legal representatives, heirs, legatees, distributees, or successors have any right to participate in the Plan except to such extent, if any, as the Committee shall determine.

         The Committee may from time to time in granting Awards under the Plan prescribe such other terms and conditions concerning such Awards as it deems appropriate, including, without limitation, the achievement of specific goals established by the Committee, provided that such terms and conditions are not more favorable to an employee than those expressly set forth in the Plan.

         b. Interpretation. The interpretation and construction by the Committee of any provisions of the Plan or of any grant under the Plan and any determination by the Committee under any provision of the Plan or any such grant shall be final and conclusive for all purposes.

         c. Limitation on Liability. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by OI in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law. The members of the Committee shall be named as insured under any directors and officers liability insurance coverage which may be in effect from time to time.

         d. Section 162(m) Compliance. Notwithstanding the foregoing, with respect to grants of Awards to a Covered Employee that are intended to meet the requirements of Section 162(m) of the Code and the Treasury regulations issued thereunder in order to ensure that the Company may deduct all reasonable compensation realized by a participant under any Award granted under the Plan, the Committee shall be comprised solely of two or more "outside directors" of the Company ("Outside Directors") as such term is defined in the Treasury regulations issued under Section 162(m) of the Code.

3.       SHARES SUBJECT TO GRANTS UNDER THE PLAN

         a. Limitation on Number of Shares. The Stock subject to grants of Awards shall be shares of OI's authorized but unissued shares of Stock, or such shares, if any, of Stock held as "treasury stock" by OI, as determined by the Committee. Subject to adjustment as hereinafter provided, the aggregate number of shares of Stock as to which Awards may be granted under the Plan shall not exceed 350,000.

         Shares ceasing to be subject to an Award because of the exercise of an Option or SAR, or the vesting of an Award shall no longer be subject to any further grant under the Plan. In the event the number of shares to be delivered upon the exercise in full of any Option or SAR granted under the Plan is reduced for any reason whatsoever or in the event any Option granted under the Plan can no longer under any circumstances be exercised, the number of shares no longer subject to such option or SAR shall be released from the

         Option or SAR and shall thereafter be available under the Plan. If Performance Shares awarded under the Plan are forfeited to the Company, such shares shall thereafter be available for new grants and Awards under the Plan. Shares issued pursuant to the Plan shall be fully paid and nonassessable.

         b. Adjustments of Aggregate Number of Shares. The aggregate number of shares of Stock stated in Section 3(a) shall be subject to appropriate adjustment, from time to time, in accordance with the provisions of
         Section 9 hereof.

4.       ELIGIBILITY

The individuals who shall be eligible to receive Awards under the Plan shall be Non-Employee Directors in accordance with Section 6 of this Plan and such key employees of OI or any Affiliate as the Committee from time to time shall determine.

5.       OPTIONS AND SARS

         a. Grants of Options. Options granted under the Plan may be either nonqualified stock options or incentive stock options ("ISOs"). The term ISO shall mean an option which is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). With respect to an Option that is intended to be an ISO, the aggregate Market Value Per Share (determined at the date such Option was granted) of the Stock with respect to which such ISO is exercisable for the first time by the optionee during any calendar year (under all such plans of the individual's employer corporation and its parent and subsidiary corporations as such terms are defined in Section 424(d) of the Code) shall not exceed $100,000. In addition, the maximum number of shares of Stock subject to Options that may be granted to any eligible employee is 300,000, subject to adjustment as hereinafter provided.

         No ISO shall be granted to any person who, at the time of the grant, owns shares of Stock possessing more than 10% of the total combined voting power of OI or any parent or subsidiary of OI, unless (i) on the date such ISO is granted the option price is at least 110% of the Market Value Per Share of the Stock subject to the ISO and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date such ISO is granted.

         Options granted under the Plan shall be of such type (i.e., a nonqualified stock option or an ISO), for such number of shares of Stock, and be subject to such terms and conditions, which may include, without limitation, the achievement of specific goals, as the Committee shall designate. Options may be granted by the Committee to any individual eligible to receive the same at any time and from time to time.

         b. Grants of SARs. The term SAR shall mean the right to receive from OI an amount equal to (i) the Market Value Per Share on the exercise date, over (ii) the Market Value Per Share on the date of grant (i.e., the "spread"), multiplied by the total number of shares of Stock for which the SAR is exercised. The amount payable by OI upon the exercise of a SAR may be paid in cash or in stock or in any combination thereof as the

         Committee in its sole discretion shall determine; however, no fractional shares of Stock shall be issuable pursuant to any SAR.

         SARs may be granted by the Committee to any individual eligible to receive the same at any time and from time-to-time prior to the expiration of the Plan. A SAR may, but need not, relate to a specific Option granted under this Plan. However, the maximum number of SARs that may be granted to any eligible employee is 300,000, subject to adjustment as hereinafter provided. If a SAR relates to a specific Option, it may be granted either concurrently with the Option or at any time prior to the exercise, termination, cancellation or expiration of such Option.

         The Committee may fix such waiting periods, exercise dates or other limitations as it shall deem appropriate with respect to SARs granted under the Plan including, without limitation, the achievement of specific goals; provided, however, that each SAR granted hereunder shall be exercisable only upon consent of the Committee; and provided further, that a SAR that relates to a specific Option shall be exercisable only when and to the extent that the Option to which it relates is exercisable and if such Option is an ISO, only at such times that there is a positive spread.

         c. Terms of Options and SARs. Options and SARs granted pursuant to this Plan shall be evidenced by agreements (separate agreements shall be used with respect to grants of nonqualified stock options and ISOs) which shall comply with and be subject to the following terms and conditions and may contain such other provisions, consistent with the terms of this Plan, as the Committee shall deem advisable. SARs that relate to a specific Option may be evidenced by and form a part of the Option agreement to which the SAR relates. With respect to grants of options or SARs to a Covered Employee that are intended to meet the requirements of Section 162(m) of the Code and the Treasury regulations issued thereunder, the option exercise price shall be at least equal to the Market Value Per Share of the Stock subject to the option on the date the option was granted and the amount of compensation that the employee could receive upon exercise of any SAR shall be based solely on the increase in Market Value Per Share of Stock after the date of the SAR. References herein to agreements shall include, to the extent applicable, any amendments to such agreements.

         (1) Payment of Option Exercise Price. Upon exercise of an Option, the full option purchase price for the shares of stock with respect to which the Option is being exercised shall be payable to OI (i) in cash or by check payable and acceptable to OI or (ii) subject to the approval of the Committee, by tendering to OI shares of stock owned by the optionee having an aggregate Market Value Per Share as of the date of exercise and tender which is not greater than the full option purchase price for the Stock with respect to which the Option is being exercised and by paying the remainder of the option purchase price as provided in (i) above.

         If specifically authorized in the Option grant, an optionee may elect to pay all or a portion of the purchase price by having shares of Stock with a Market Value Per Share equal to all or a portion of the purchase price be withheld from the shares issuable to the optionee upon the exercise of the Option; provided that such shall be permitted of an optionee who is subject to the provisions of Section 16 of the Exchange Act (a "Section 16 Insider") only if approved at least five business days in advance of the exercise date by the Board of Directors or the Committee, and only if any other approvals required by Section 16 of the Exchange Act, and the rules promulgated thereunder, are obtained. The Market Value Per Share of such Stock as is withheld shall be determined as of the same day as the exercise of the Option.

         (2) Number of Shares. Each agreement shall state the total number of shares of Stock which are subject to the Option and/or SAR.

         (3) Exercise Price. The exercise price for each Option and SAR shall be fixed by the Committee at the date of grant but in no event may such exercise price per share be less than the Market Value Per Share on the date of the grant of the Option or SAR; provided, however, that in the case of an employee who, at the time an Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation, then the exercise price for the ISO shall be at least 110% of the Market Value Per Share of Stock at the time of grant.

         The exercise price for each Option and SAR shall be subject to adjustment as provided in Section 9.

         (4) Market Value Per Share. The Market Value Per Share as of any particular date shall be equal to the per share price of the last sale of Stock in regular trading in the Nasdaq National Market on the trading day prior to such date, as published in the Wall Street Journal reports of NASDAQ Composite Transactions, or if no trade of the Stock shall have been reported for such date, the closing price which is published in the Wall Street Journal reports of the NASDAQ Composite Transactions for the next day prior thereto on which a trade of the Stock was so reported, or, if the Stock is not included for quotation in the Nasdaq National Market, the per share price of the last sale of Stock in regular trading on the national securities exchange on which the Stock is listed, or if the Stock is not listed on any national securities exchange, the Market Value Per Share shall be determined by any fair and reasonable means determined by the Committee.

         (5) Term. The term of each Option and SAR shall be determined by the Committee at the date of grant; provided, however, that each Option that is an ISO shall, notwithstanding anything in the Plan or an agreement to the contrary, expire not more than ten years from the date the Option is granted (except as provided in Section 5a) or, if earlier, the date specified in the agreement at the date of grant of such Option. An Option that is a non-qualified stock option shall expire not more than ten years plus one day from the date the Option was granted, or if earlier, the date specified in the agreement at the date of grant of such Option. A SAR not granted in tandem with an Option shall expire not more than ten years from the date the SAR is granted or, if earlier, the date specified in the SAR agreement; however, a SAR granted in tandem with an Option shall terminate whenever the Option to which it relates terminates.

         (6) Date of Exercise. Each agreement may, in the discretion of the Committee, state that the Option or SAR granted therein may not be exercised in whole or in part for a period or periods of time specified in such agreement and, except as so specified therein, any Option or SAR may be exercised in whole at any time or in part from time to time during its term.

         (7) Termination of Employment. In the event that an individual's employment with OI and its Affiliates shall terminate, for reasons other than (i) retirement pursuant to a retirement plan or policy of OI or one of its Affiliates ("retirement"), (ii) permanent disability as defined in Section 105(d)(4) of the Code ("permanent disability"),
         (iii) death or (iv) cause (as termination for cause is defined from time to time by Company policy), the individual's Options and SARs shall be exercisable by him, subject to subsections (5) and (6) above, only within three months after such termination, but only to the extent the Option or SAR was exercisable immediately prior to such termination of employment.

         If termination of employment is for cause, no unexercised Option shall be exercised to any extent after termination. If termination of employment is due to retirement or permanent disability, the individual shall have the right, subject to the provisions of subsections (5) and (6) above, to exercise his Option and SARs at any time within the 12-month period commencing on the day next following such termination of employment to the extent that the individual was entitled to exercise the same on the day immediately prior to such termination; provided, however, no Option or SAR shall be exercisable hereunder after expiration of its original term. Whether any termination of employment is due to retirement or permanent disability for the purposes of the Plan shall be determined by the Committee.

         If an individual shall die while entitled to exercise an Option or SAR, the individual's estate, personal representative or beneficiary, as the case may be, shall have the right, subject to the provisions of subsections (5) and (6) above, to exercise the Option or SAR at any time within 12 months from the date of the optionee's death, to the extent that the optionee was entitled to exercise the same on the day immediately prior to the optionee's death; provided, however, no Option or SAR shall be exercisable hereunder after expiration of its original term.

         The Committee may in its discretion accelerate the exercisability of all or part of an individual's Options or SAR's.

         d. Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become key employees of OI or of any affiliate as a result of any "corporate transaction" as defined in the Treasury Regulations promulgated under Section 424 of the Code.

         e. Shareholder Approval. The Committee may make grants of Options and SARs after the date this Plan is adopted by the Board and prior to shareholder approval of the same, but such grant shall be subject to shareholder approval of the Plan.

6.       NON-EMPLOYEE DIRECTOR AWARDS

Awards granted to Non-Employee Directors shall be subject to all provisions and terms of this Plan otherwise applicable thereto, except that notwithstanding such other provisions and terms of this Plan to the contrary, all Awards granted to Non-Employee Directors shall be subject to the following provisions:

         a. Terms of Options. Each Option granted to a Non-Employee Director shall be a non-qualified stock option. All Options granted to Non-Employee Directors shall have an exercise price equal to the Market Value Per Share on the date of grant, shall vest and become exercisable six months from the date of grant, and shall terminate on the date which is three years from the date of grant, unless earlier terminated as provided in (c) below.

         b. Granting of Awards. Subject to the approval of the Plan by the shareholders of the Company at their 2002 annual meeting, commencing with the regular annual meeting of shareholders of the Company in 2003, each Non-Employee Director shall be automatically granted upon being initially elected to the Board of Directors, 3,000 shares of Restricted Stock which vest in full on the second anniversary of the date of grant, and thereafter each Non-Employee Director shall be automatically granted Options with respect to 2,000 shares of Stock, effective as of the date of each regular annual meeting at which he is re-elected or continues to serve as a Non-Employee Director.

         c. Termination of Service. In the event that a Non-Employee Director ceases to be a member of the Board for reasons other than (i) retirement, (ii) disability, (iii) death or (iv) "Objective Cause" (as defined below), the former Non-Employee Director's Options shall be exercisable by him, only within three months after such termination, but only to the extent the Options were exercisable immediately prior to cessation of service to the Board.

         If a Non-Employee Director is removed from the Board for Objective Cause (defined as termination on account of any act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company), no unexercised Option shall be exercised to any extent after termination. If a Non-Employee Director ceases to serve on the Board due to retirement or permanent disability, the former Non-Employee Director shall have the right, to exercise his Option at any time within the 12-month period commencing on the day next following such termination of service to the extent that the former Non-Employee Director was entitled to exercise the same on the day immediately prior to such termination; provided, however, no Option shall be exercisable after expiration of its original term. Whether withdrawal from the Board is due to retirement or permanent disability for the purposes of the Plan shall be determined by the Committee.

         If a Non-Employee Director shall die while entitled to exercise an Option, the former Non-Employee Director's estate, personal representative or beneficiary, as the case may be, shall have the right, to exercise the Option at any time within 12 months from the date of the optionee's death, to the extent that the optionee was entitled to exercise the same on the day immediately prior to the optionee's death; provided, however, no Option shall be exercisable after expiration of its original term.

7.       STOCK AWARDS

         a. Awards of Stock. Stock may be awarded by the Committee to any employee eligible to receive the same, at any time and from time to time prior to the expiration of the Plan. An award may be (i) a grant of stock, (ii) a contingent award of Stock to be issued to the employee in the future after the employee has met the terms and conditions of the contingent award set by the Committee at the time of the contingent award or (iii) a Restricted Stock award. The aggregate number of Stock awards that may be granted in any calendar year shall not exceed 1.0% of the issued and outstanding shares of the Company as of January 1 of that year.

         A Restricted Stock award is a share that may not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Stock have been satisfied.

         A Stock award (whether or not a grant, a contingent award or a Restricted Stock award) shall be subject to such restrictions, terms and conditions as the Committee may establish, which may include, without limitation, "lapse" and "non-lapse" restrictions (as such terms are defined in regulations promulgated under Section 83 of the
         Code) and the achievement of specific goals.

         If an employee receives a Stock award (whether or not escrowed as provided below), the employee may be the record owner of such shares and shall have all the rights of a stockholder with respect to such shares (unless the agreement specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares. Any certificate or certificates representing a Stock award which is a contingent award or a Restricted Stock award shall bear a legend similar to the following:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE TERMS OF THE OI CORPORATION 2003 INCENTIVE COMPENSATION PLAN AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE ENCUMBERED IN ANY MANNER EXCEPT AS IS SET FORTH IN THE TERMS OF SUCH AWARD DATED ____________, 20__.

         In order to enforce the restrictions, terms and conditions that may be applicable to an employee's Stock award, the Committee may require the employee, upon the receipt of a certificate or certificates representing such shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with OI or an escrow agent designed by OI under an escrow agreement, which may be a part of a Stock award agreement, in such form as shall be determined by the Committee.

         After the satisfaction of the terms and conditions set by the Committee at the time of a Stock award to an employee, which award is not subject to a no-lapse feature, a new certificate, without the legend set forth above, for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the employee. The remaining shares issued with respect to such award, if any, shall either be reacquired by OI or, if appropriate under the terms of the award applicable to such shares, shall continue to be subject to the restrictions, terms and conditions set by the Committee at the time of award.

         b. Payment of Stock Awards. The satisfaction of the terms and conditions set by the Committee at the time of an award and the delivery of a certificate, without the legend set forth above, for the portion of such award that is no longer subject to such restrictions, terms and conditions is hereinafter referred to as the "payment" of such portion of the award. Subject to the provisions above, each award shall be paid at the time and in the manner specified by the Committee at the time of the award.

         c. Payment in the Event of Termination of Employment. If the employment with OI and its Affiliates of an employee to whom a Stock award has been made is terminated for any reason before satisfaction of the terms and conditions for the payment of all or a portion of the award, then only such portion of the award, if any, that is payable pursuant to its terms and conditions as of the date of the employee's termination shall be paid and the remaining portion of such award shall be reacquired by OI and forfeited; provided, however, if the termination is due to the employee's death, permanent disability or retirement, the Committee may, in its sole discretion, deem the terms and conditions have been met for all or part of such remaining portion. If Stock issued shall be reacquired by OI and forfeited as provided above, the employee, or in the event of his death his personal representative, shall forthwith deliver to the Secretary of OI the certificates of the Stock awarded pursuant to the Plan to the employee, accompanied by such instrument of transfer, if any, as may reasonably be required by the Secretary of OI.

         If an employee to whom Stock has been awarded dies after satisfaction of the terms and conditions for the payment of all or a portion of the award but prior to the actual payment of all or such portion thereof, such payment shall be made to the employee's estate, personal representative or beneficiary, as the case may be, at the time and in the same manner that such payment would have been made to the employee.

8.       PERFORMANCE UNITS AND PERFORMANCE SHARES

         a. Awards. Awards may be granted in the form of Performance Units or Performance Shares. Performance Units are units valued by reference to designated criteria established by the Committee, other than Stock. Performance Shares are shares expressed in terms of, or valued by reference to, a share of Stock. Awards of Performance Units and Performance Shares shall refer to a commitment by the Company to make a distribution to the employee participant or to his beneficiary depending on (i) the attainment of the performance objectives and other conditions established by the Committee and (ii) the base value of the Performance Unit or Performance Share, respectively, as established by the Committee.

         b. Settlement. Settlement of Performance Units and Performance Shares may, in the sole discretion of the Committee, be in cash, in shares of Stock, or a combination thereof. The Committee may designate a method of converting Performance Units into Stock, including but not limited to a method based on the Fair Market Value of Stock over a series of consecutive trading days.

         c. Rights. Participants shall not be entitled to exercise any voting rights or to receive any interest or dividends with respect to Performance Units or Performance Shares.

9.       RECAPITALIZATION

The aggregate number of shares of Stock stated in Section 3a, the number of shares of Stock to which each outstanding Award relates, and the exercise price in respect of each Option or SAR and the number of shares of Stock subject to an Award, may be proportionately adjusted in an equitable manner determined by the Committee, in its sole discretion and without liability to any person, for any increase or decrease in the number of issued shares of Stock resulting from the payment of a stock dividend, a stock split or any transaction which is a "corporation transaction" (as defined in the Treasury Regulations promulgated under Section 424 of the Code).

10.      MERGER OR CONSOLIDATION

Except as otherwise provided in Section 11 below, after a merger of one or more corporations into the Company in which the Company shall survive, or after a consolidation of the Company and one or more corporations, in which the resulting corporation remains, as an independent, publicly-owned corporation, an optionee shall, at the same cost, be entitled upon the exercise of an Option or SAR or the settlement of an Award or the settlement of an Award to receive (subject to any required action by shareholders and the discretion of the Committee as to the payment of cash with respect to a SAR) such stock, cash and/or securities of the surviving or resulting corporation as the board of directors of such corporation, in its sole discretion and without liability to any person, shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of Stock or other securities that were then subject to such Award and such shares of stock or other securities shall, after such merger or consolidation, be deemed to be shares of Stock for all purposes of the Plan and any agreement.

11.      CHANGE IN CONTROL

In the event of a Change in Control (as defined below), then, notwithstanding any other term of this Plan (except as set forth in any agreement to the contrary), any and all outstanding Awards not fully vested shall automatically vest in full and all Options and SARs shall be immediately exercisable. The date on which such accelerated vesting and immediate exercisability shall occur (the "Acceleration Date") shall be the date of the occurrence of the Change in Control.

A "Change in Control" shall be deemed to have occurred if:

         a. any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the

         Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) together with its "Affiliates" and "Associates", as such term is defined in Rule 12b-2 of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities;

         b. individuals who were the Board of Directors' nominees for election as directors of the Company (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this definition) immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following the election;

         c. the shareholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 40% of the combined voting power of the Company's then outstanding securities; or

         d. the shareholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale, exchange or disposition by the Company of all or a significant portion of the Company's assets. For purposes of this clause (d), the term "the sale, exchange or disposition by the Company of all or a significant portion of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or any subsidiary of the Company (including the stock of any subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefore or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than 50% of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the outstanding shares of Stock of the Company (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of Stock of the Company shall be determined by multiplying the number of shares of the Company's Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of Stock of the Company for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Stock of the Company or by such other method as the Board shall determine is appropriate.

Notwithstanding the foregoing however, a Change in Control shall not be deemed to have occurred if, prior to the time a Change in Control would otherwise be deemed to have occurred pursuant to the above provisions, the Board determines that a Change in Control shall not occur.

12.      EMPLOYEE'S AGREEMENT

If, at the time of the exercise of any Option or SAR or the making or vesting of an Award, in the opinion of counsel for OI, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, that the individual exercising the Option or SAR or receiving such Award shall agree to hold any Stock issued to the individual for investment and without any present intention to resell or distribute the same and that the individual will dispose of such stock only in compliance with such laws and regulations, the individual will, upon the request of OI, execute and deliver to OI a further agreement to such effect.

13.      WITHHOLDING FOR TAXES

No Option or SAR may be exercised or distribution of stock, cash or other property be made under the Plan until appropriate arrangements have been made by the individual with the Company for the payment of any amounts that the Company may be required to withhold with respect thereto, which arrangements may include, if set forth in the Agreement relating to such award, the tender of owned shares of Stock or the withholding of shares of Stock issuable pursuant to such Award.

14.      TERMINATION OF AUTHORITY TO MAKE GRANT

No grants of Options or SARs or stock awards will be made pursuant to this Plan after December 31, 2012.

15.      AMENDMENT AND TERMINATION

The Board may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan and any grants hereunder; provided, however, that no such action of the Board may, without the approval of the shareholders of OI, alter the provisions of the Plan so as to (i) change the class of persons who are eligible for grants under the plan, (ii) increase the aggregate number of shares of Stock that may be issued under the Plan or increase the maximum number of shares or SARs that may be issued to any eligible employee (except as provided in Section 3b), (iii) decrease the exercise price applicable to any Option or SAR, except as provided in Section 9 or (iv) otherwise cause the Plan or any Award granted thereunder to be ineligible to comply with the requirements of (1) Section 16 of the Securities Exchange Act of 1934 or (2) Section 162(m) or Section 422 of the Code in any case where compliance with such provisions of the Code is intended.

16.      PREEMPTION BY APPLICABLE LAWS AND REGULATIONS

Anything in the Plan or any agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for (i) the making of any determination or payment or, (ii) the issue or other distribution of Stock, as the case may be, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either OI or the employee (or the employee's beneficiary), as the case may be, to take any action in connection with any such determination, payment, issuance or distribution, the issue or distribution of such Stock or the making of such determination or payment, as the case may be, shall be deferred until such action shall have been taken.

17.      CHANGE IN CONTROL LIMITATION

Notwithstanding any other provision in the Plan, to the extent that the acceleration of exercisability of an Award under this Plan following a Change in Control, when aggregated with other payments or benefits to the participant, whether or not payable pursuant to this Plan, would, as determined by tax counsel selected by the Company, result in "excess parachute payments" (as defined in Section 280G of the Code) such parachute payments or benefits provided to a participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall mean the sum of (i) all payments and benefits which a participant receives or is then entitled to receive that would constitute a "parachute payment" within the meaning of
Section 280G of the Code, less (ii) the amount of federal income taxes payable with respect to the payments and benefits described in (i) above calculated at the maximum marginal income tax rate for the year in which such payments and benefits shall be paid to the participant (based upon the rate for such year as set forth in the Code at the time of the first payment of the foregoing), less
(iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.

18.      COMPLIANCE WITH RULE 16B-3

The Company's intention is that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, with respect to awards granted to or held by Section 16 Insiders, the Plan shall comply in all respects with Rule 16b-3 promulgated under the Act and, if any Plan provision is later found not be in compliance with Rule 16b-3, that provision shall be deemed modified as necessary to meet the requirements of Rule 16b-3.

Notwithstanding anything in the Plan to the contrary, the Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are Section 16 Insiders without so restricting, limiting or conditioning the Plan with respect to other participants.

19.      COMPLIANCE WITH SECTION 162(M) OF THE CODE

With respect to grants of Awards (to Covered Employees) that are intended to meet the requirements of Section 162(m) of the Code and the Treasury regulations thereunder in order to ensure that the Company may deduct all reasonable compensation realized by a participant (who is a Covered Employee) under any Award granted under the Plan, the Committee shall be comprised solely of Outside Directors, the material terms of the Plan shall be disclosed to and approved by the shareholders of the Company prior to the payment of any such Awards and the Plan shall, in all other respects meet the requirements of Section 162(m) of the Code and the Treasury regulations issued thereunder.

Notwithstanding anything in the Plan to the contrary, the Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are Covered Employees without so restricting, limiting or conditioning the Plan with respect to other participants.

20.      MISCELLANEOUS

         a. No Employment Contract. Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of OI or any Affiliate.

         b. Employment with Affiliates. Employment by OI for the purpose of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any Affiliate.

         c. No Rights as a Shareholder. An employee shall have no rights as a shareholder with respect to Stock covered by the employee's Option, SAR or Award until the date of the issuance of such Stock to the employee pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

         d. No Right to Corporate Assets. Nothing contained in the Plan shall be construed as giving an employee, the employee's beneficiaries or any other person any equity or interest of any kind in any assets of OI or an Affiliate or creating a trust of any kind or a fiduciary relationship of any kind between OI or an Affiliate and any such person.

         e. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent OI or any Affiliate from taking any action that is deemed by OI or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any grant made under the Plan. No employee, beneficiary or other person shall have any claim against OI or any Affiliate as a result of any such action.

         f. Non-assignability. Neither an employee nor an employee's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such employee's or beneficiary's interest arising under the Plan nor shall such interest be subject to seizure for the payment of an employee's or beneficiary's debts, judgments, alimony or separate maintenance or be transferable by operation of law in the event of an employee's or beneficiary's bankruptcy or insolvency and, to the extent any such interest arising under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such Award.

         g. Application of Funds. The proceeds received by OI from the sale of Stock pursuant to the Plan will be used for its general business purposes.

         h. Governing Law; Construction. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Texas without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

         i. Taxes. Appropriate provision shall be made for all taxes required to be withheld in connection with the exercise, grant or other taxable event with respect to Awards under the applicable laws and regulations of any governmental authority, whether federal, state or local and whether domestic or foreign, including, but not limited to, the required withholding of a sufficient number of shares of Stock otherwise issuable to a Plan participant to satisfy the required minimum tax withholding obligations. To the extent provided by the Committee, a Plan participant is permitted to deliver shares of Stock (including shares acquired pursuant to the exercise of an Option or SAR other than the Option or SAR currently being exercised, to the extent permitted by applicable regulations) for payment of withholding taxes on the exercise of an Option or SAR, upon the grant or vesting of Restricted Stock or upon the payout of Performance Shares. At the election of the Committee or, subject to approval of the Committee at its sole discretion, at the election of a Plan participant, shares of Stock may be withheld from the shares issuable upon the exercise of an Option or SAR, upon the vesting of the Restricted Stock or upon the payout of Performance Shares to satisfy tax withholding obligations. The Market Value Per Share for Stock delivered pursuant to this
         Section 19(i) shall be determined as of the day prior to delivery, and shall be calculated in accordance with Section 5c(4).